Exhibit 10.42

THIS EMPLOYMENT AGREEMENT made effective as of the 19th day of September, 2005.

         BETWEEN: NS8 CORPORATION, a company incorporated under the laws of the State of Delaware, having offices at One Union Square, 600 University Street, Suite 1525, Seattle, Washington 98101 and Suite 700, 1311 Howe Street, Vancouver, British Columbia V6Z 2P3

                           (hereinafter called the "Company" or "NS8", as the context implies)

                                                               OF THE FIRST PART

         AND: CARL SEGAL, residing at #302 - 1271 Granville Ave., Los Angeles, State of California, United States of America 90025
                           Social Security Number __________________________,

                           (hereinafter called the "Employee")

                                                              OF THE SECOND PART
WHEREAS:

A. The Company carries on the business of conducting scientific research and development in the areas of computer software and internet communications and marketing and distributing its various online products and services. In this Agreement where the context requires, the term "Company" will refer to and include CanOnline Media Corporation ("CMC"), its parent corporation CanOnline Global Media, Inc. ("CGMI"), NS8 Corporation the parent corporation of CGMI, and all other affiliates and subsidiaries of these corporations from time to time.

B. It is deemed to be in the best interest of the Company to obtain the benefit of the services of the Employee as described in Schedule "A" attached to this Agreement relating to the Company's business and NS8 wishes to engage the services of the Employee pursuant to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the respective covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Recitals Incorporated in Agreement
         ----------------------------------

The above mentioned recitals and all schedules and attachments to this Agreement are hereby incorporated into this Agreement by reference and are deemed to be true representations of the relevant party hereto as the context implies.

2.       Engagement
         ----------

NS8 hereby contractually engages the Employee to provide the Employee's services to the Company on the terms and conditions set forth herein and as set forth in Schedule "A" to this Agreement for the Term (as hereinafter defined). The Employee hereby agrees to accept such engagement on the terms and conditions of this Agreement and Schedule "A" attached hereto. Without limiting the foregoing, it is mutually agreed that during the Term of this Agreement the Employee will be responsible to and subject to the direction of the management of the Company, and that the services agreed to be provided by the Employee will be consistent with those of the Employee's Job Description or as such Job Description may be amended by NS8 from time to time. The Employee will perform all assigned functions to the satisfaction of the management of the Company.

3.       Time and Effort - Compliance with Policies
         ------------------------------------------

The Employee must apply his full time, attention and ability to the business and affairs of the Company and shall well and conscientiously service the Company during the Term. It is mutually agreed that the Employee will diligently abide by the regulations, instructions, directions and policies of the Company and its management.

4.       Non-Disclosure
         --------------

Except as required in the performance of the Employee's duties pursuant to this Agreement, the Employee must not during the Term or for a period of three (3) years after termination of this Agreement divulge, publish or disclose in any manner or medium, electronic or otherwise, any Confidential Information (as defined in the NDA Agreement attached hereto as Schedule "B" or in this Agreement) of the Company or its affiliates or any trade secrets thereof to any person or entity without the prior written consent of the Company. In addition, the Employee agrees to execute and be absolutely bound by the terms and conditions of the Employee's Confidentiality and Non-Circumvention Agreement (the "NDA Agreement") in the form attached hereto as Schedule "B". Without limiting the generality of the foregoing, the Employee further agrees that during the Term of this Agreement and any extensions thereof, and for a period of three (3) years after the Termination Date (as hereinafter defined) the Employee agrees that the Employee will not directly or indirectly approach the Company's customers, clients, or suppliers of services of a proprietary nature in any manner whatsoever for any purpose. In addition, without limiting the generality of the foregoing, the Employee further agrees that the Employee is prohibited from discussing, commenting, or making remarks of any kind regarding any matters that might directly or indirectly be related to the projects, products, methods, strategies, services and operations of the Company to individuals or parties outside of the facilities or place of business of the Company without obtaining the prior written consent of the Company. Without limiting the generality of the foregoing, Employee acknowledges and agrees that Employee is strictly prohibited from disclosing on any document, resume, email or other form of verbal or written communication any Confidential Information, including information regarding the specific projects Employee is or has been working on or describing any specific tasks Employee has contributed to perform. This prohibition will continue in effect until the expiration of both the NDA Agreement and the restrictive covenant and non-competition provisions of this Agreement. Any contravention of this policy or the terms of this Agreement is grounds for immediate dismissal of the Employee and the Company may take such other legal action against Employee as may be appropriate or available to it.

The Employee further warrants and represents to the Company that the Employee is not currently bound by any confidentiality, non-circumvention, or non-disclosure agreements of any similar agreement ("Other NDA Agreement") in effect with any other party including, without limiting the generality of the foregoing, any party deemed to be a competitor of the Company or undertaking research and development activities similar to those of the Company or having an interest in intellectual property similar to that of the Company. If the Employee is bound by an Other NDA Agreement with any third-party, the Employee acknowledges, understands and agrees that the Employee must disclose the full particulars of any such Other NDA Agreement to the Company by attaching a true copy of any such Other NDA Agreement as Schedule "F" to this Agreement.

5.       Permitted Investments and Activities
         ------------------------------------

Nothing in this Agreement shall restrict or impede the Employee from holding, re-investing or liquidating investments held by the Employee at the date hereof or from participation in any other investment, activity or business so long as such participation

         (a) is not contrary to the interests of the Company; or

         (b) does not make it impossible for the Employee to properly fulfil his duties hereunder; or

         (c) does not contravene any insider trading rules, regulations or laws limiting the investment activities of insiders of the Company.

The Employee hereby acknowledges, understands and agrees that the Employee shall throughout the Term of this Agreement be considered an insider of the Company for the purposes of applying the securities rules, regulations and laws of the United States of America and Canada to the Employee's investment activities. Accordingly, the Employee agrees to adhere to all such rules, regulations and laws that are in effect throughout the Term of this Agreement.

6.       Term
         ----

The Employee hereby acknowledges, understands and agrees that this Employment Agreement is an "at will" employment agreement and the term of this Agreement and the term of the Employee's rights and obligations under this Agreement (collectively, the "Term") will commence on the Commencement Date set forth in Schedule "A" (the "Commencement Date") and will terminate, pursuant to the express terms and conditions set out in paragraph 12 of this Agreement, on the first occurring of the following:

         (a)      upon  the  Employee   terminating   this   Agreement  and  the
                  employment of the Employee pursuant to the terms of this Agreement; or

         (b) upon the Company terminating this Agreement and the employment of the Employee pursuant to the terms of this Agreement.

7.       Remuneration
         ------------

NS8 will pay and the Employee agrees to accept as compensation for all the services to be rendered hereunder during the Term, the remuneration as set forth in Schedule "A" hereto. The Employee agrees that all deductions from source required to be made by NS8 in respect of the employment of the Employee including, without limitation, federal income tax deductions, or like payments will be made by NS8 and the Employee agrees to hold the Company harmless from any claim made by any competent government authority for taxes or other deductions which might have been made by the Company.

8.       Benefits
         --------

The Employee will receive the same medical and dental benefits offered to other officer class US employees of the Company. In addition, the Employee will be provided with appropriate medical and dental benefits and travel insurance coverage for his international travel (collectively, the "Benefits"). These terms are subject to change at the discretion of management or the Benefits policy provider. The Benefits that are currently available to the employees of the Company as of the Commencement Date of this Agreement are described in Schedule "A" hereto.

9.       Vacation

The Employee will be entitled to the number of weeks of vacation in each year as set forth in Schedule "A". The Company and the Employee will mutually agree in advance to all vacation time to be taken by Employee. During the Employee's vacation no services are required to be rendered to the Company hereunder.

10.      Expenses and Automobile
         -----------------------

The Company agrees to reimburse the Employee for all necessary and authorized expenses reasonably incurred in connection with the provision and performance of the Employee's services hereunder and for which statements and receipts are submitted to the Company in a timely manner, including authorized travel and other expenses incidental to the duties undertaken hereunder. The Company agrees to pay the Employee for Employee's use of the Employee's vehicle for Company business as set forth in Schedule "A".

11.      Office and Staff
         ----------------

The Company, at its own cost, will provide the Employee with appropriate office facilities and staff assistance, if necessary or required, for the proper performance of the Employee's duties and functions.

12.      Termination
         -----------

The parties understand and agree that this Employment Agreement is an "at will" employment agreement and NS8 may terminate this Employment Agreement without cause at any time in accordance with the applicable governing State and Federal laws of the United States of America. The parties further understand and agree that any benefits granted under Sections 8, 9, 10 & 11 of this Agreement will end as of the effective date of termination.

On termination of employment the Employee shall immediately resign all offices held (including directorships) in the Company, its affiliates, parent and subsidiaries and, except as provided in the Employment Agreement, If the Employee fails to resign from any such office as mentioned, the Company is irrevocably authorized to appoint some person in the Employee's position, place and stead and in his name and on the Employee's behalf to sign any documents or do any things necessary or requisite to give cause and effect to any such resignation.

If the Company terminates the employment of the Employee after one year from the Commencement Date of his employment then he shall be entitled to receive a severance payment in an amount equal to three (3) months base salary in effect at the date of termination (the "Severance Pay"). However, the Employee shall not be entitled to receive any other compensation for loss of office or employment by reason of his resignation or the termination of his employment except for the Severance Pay and the amount of salary and reasonable expenses owing to the Employee up to the effective date of Employee's termination.

13.      Illness or Disability
         ---------------------

If the Employee by reason of illness or mental or physical disability or incapacity fails to perform the Employee's duties hereunder for any two (2) consecutive calendar months in any calendar year or for three (3) months in the aggregate in any successive calendar years, NS8 may by two (2) months' notice in writing to the Employee terminate the employment of the Employee hereunder. In such event this Agreement, except for Paragraphs 4, 14, 15, 16, 17, 18 and 25 hereof, which Paragraphs shall continue in force, and the employment of the Employee pursuant to this Agreement will be terminated effective as of the termination date contained in the written notice given by NS8 to the Employee, and the Employee shall have no claim against the Company for damages or otherwise for such termination except for the payment of the remuneration provided for in Paragraph 7 above to the date of termination.

14.      Intellectual Property Rights
         ----------------------------

The Employee acknowledges and agrees that NS8 is engaging the services of the Employee to benefit NS8 and its various affiliates and subsidiaries, and their respective businesses and projects, and that the Employee is being fully compensated for Employee's services by virtue of the remuneration that the Employee agrees to accept as provided for in this Agreement. Accordingly, Employee acknowledges and agrees that the Company is and at all times will be the sole and absolute owner of all right, title and interest in and to all copyright, patents, trademarks, trade secrets and all other proprietary and intellectual property rights relating to the business and operations of the Company and the services performed by the Employee for the Company, its affiliates and subsidiaries (collectively called the "Intellectual Property
Rights"). The Employee agrees to waive all so called "moral rights" and all similar rights under any applicable copyright legislation. The Employee further agrees that at the request of the Company, the Employee will duly and promptly execute and deliver to the Company assignments or transfers of any of the Intellectual Property Rights in the prescribed manner together with all necessary related prescribed documentation (the "Transfers"). The Transfers shall be in favour of and name the Company, or any third party designated by the Company, as the transferee or assignee, at no cost to the Employee. The Employee hereby irrevocably and absolutely designates and appoints the Company as his Attorney-in-Fact with full power and authority to duly execute and deliver any Transfers on behalf of and in the name of the Employee if the Employee is unable or unwilling to duly execute and deliver any Transfers to or as directed by the Company. The provisions of the NDA Agreement attached hereto as Schedule "B" shall also continue to apply to all matters relating to Intellectual Property Rights and will survive the termination of this Agreement by either party.

15.      Restrictive Covenant
         --------------------

The Employee hereby agrees that if the employment of the Employee with the Company is terminated for any reason whatsoever, then the Employee will be restricted for a period of two (2) years from the date of termination from directly or indirectly carrying on or being engaged or concerned in any trade, operation or business similar to that carried on by the Company before or at the date of termination, or from giving any advice to or guaranteeing the debts or obligations of, either directly or indirectly, anyone involved in any such trade, operation or business anywhere within Canada or the United States of America.

16.      Indemnification
         ---------------

The Employee agrees to indemnify the Company and hold it harmless against any claim or action for infringement of copyright or of any other intellectual property or other proprietary right arising from or in connection with the use of material contributed by the Employee in the course of Employee's employment or under the terms of this Agreement, provided that this indemnity shall not extend to such claims of infringement of copyright or other intellectual property rights based upon material supplied by the Employee and in respect of which the Employee had previously advised the Company in writing that the Employee does not own or have any other proprietary interest in the intellectual property rights.

17.      Return of Records
         -----------------

On termination of this Agreement for any reason, the Employee agrees to return to the Company, as it may direct and at the Employee's cost, all business records, correspondence, files, technical data, equipment, samples and other material or records in the Employee's possession at the time of termination and belonging to or supplied by the Company, its customers, suppliers, directors, officers or shareholders.

18.      Equipment
         ---------

It is mutually agreed that Employee will be responsible for the custody and care of any equipment or supplies belonging to the Company or belonging to any other person or entity that the Employee might use in the performance of Employee's services herein. The Employee understands and agrees that, If terminated, the Employee must return all equipment or supplies belonging to the Company on or before the effective date of termination. It is further agreed that no equipment purchased and provided for Employee by the Company may leave the premises of Company without first obtaining the authorization of two additional directors, officers or supervisors of Company. Employee hereby understands and agrees that breach of this section will be just cause for Employee's immediate termination under the terms of this Agreement.

19.      Monitoring of Employee
         ----------------------

The Employee acknowledges, understands and agrees that the Company is developing and possesses certain confidential proprietary information, materials, systems and trade secrets including, without limitation, scientific, technical, business and financial information that if disclosed could result in substantial loss and damage to the Company. Accordingly, the Employee acknowledges, understands and agrees that the Company must protect its confidential and proprietary information by utilizing a variety of monitoring and surveillance systems and equipment that will monitor and observe the Employee and the activities of the Employee as well as other employees including, without limitation, video and audio surveillance recording systems, interception of communications made by and to the Employee, monitoring of Employee's telephone conversations, and monitoring of Employee's computer activities. The Employee hereby agrees and consents to being subject to all such monitoring and surveillance systems and activities whether performed directly by the Company or by any third party acting on the Company's behalf.

20.      Personal Information
         --------------------

The Employee acknowledges, understands and agrees that during the Term of this Agreement and initially during the pre-engagement period to assist the Company in determining whether to hire the Employee the Company must collect, use and share personal information as may be necessary and reasonable to engage, remunerate, monitor, evaluate or terminate the Employee as provided for in this Agreement. Personal information includes, but is not limited to, information regarding the employment, income, taxation, health, citizenship, criminal, marital status, and records of the Employee. Employee will be expected to allow the Company to make a copy of the Employee's fingerprints along with two pieces of identification, one bearing the Employee's photograph. Accordingly, the Employee hereby consents to the collection, use and sharing by the Company of all such personal information as may be necessary for such purposes by whatever means including information gathered from the Employee, third-parties, monitoring or surveillance of the Employee, or by other lawful means as outlined above. The Employee acknowledges and agrees that the gathering and analysis of such information might involve the use of investigative techniques, background checks and internal surveillance which will not be made available for review by the Employee or third parties except as required by an order of a court of competent jurisdiction or pursuant to a governing statute or regulation. All personal information retained by the Company will be stored in a secure, locked area until destroyed after a period of 5 years from the date of expiration of Employee's employment by Company. The Company agrees that the collection, use and sharing of Employee's personal information will be in compliance, with applicable federal and provincial legislation and consistent with the Privacy Policy attached hereto as Schedule "C". The Company further agrees that any personal information collected during the Term of this Agreement will be kept for up to two (2) years after the Agreement is no longer in effect and at that time it will be destroyed or rendered un-attributable to the Employee unless otherwise required by law or for so long as it may be necessary and reasonable for it to be retained.

21.      Non-Waiver of Contractual Rights
         --------------------------------

The failure of either party to enforce any provision of this Agreement will not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with each and every provision of this Agreement.

22.      Insurance
         ---------

The Company reserves the right to obtain and maintain life insurance on the life of the Employee in an amount that the Company determines. The costs of such insurance will be borne entirely by the Company and the benefits of such insurance will be entirely the property of the Company.

23.      Assignment
         ----------

This Agreement is not assignable by the Employee. The Company may assign this Agreement without the consent of the Employee.

24.      Modification
         ------------

No modification of this Agreement will be valid unless made in writing and duly executed by the parties hereto.

25.      Governing Law
         -------------

The validity, construction and performance of this Agreement shall be governed by the laws of the State of Washington without regard to the conflicts of law provisions of such laws. The parties hereto expressly recognize and agree that the implementation of this Section 25 is essential in light of the fact that Employer has its corporate headquarters and its principal executive offices within the State of Washington, and there is a critical need for uniformity in the interpretation and enforcement of the employment agreements between NS8 and its employees. Employee acknowledges that he is a United States based employee of a United States based corporation and that he is not in anyway entitled to the protections of the employment laws of Canada. The King County Superior Court, Seattle, Washington shall have exclusive jurisdiction of any lawsuit arising from or relating to Employee's employment with, or termination from, the Company, or arising from or relating to this Agreement. Employee consents to such venue and personal jurisdiction.

26.      Arbitration
         -----------

     (a) Except for the right of Company and Employee to seek injunctive relief in court, any controversy, claim or dispute of any type arising out of or relating to Employee's employment or the provisions of this Agreement shall be resolved in accordance with this Section regarding resolution of disputes, which will be the sole and exclusive procedure for the resolution of any disputes. This Agreement shall be enforced in accordance with the Federal Arbitration Act, the enforcement provisions of which are incorporated by this reference. Matters subject to these provisions include, without limitation, claims or disputes based on statute, contract, common law and tort and will include, for example, matters pertaining to termination, discrimination, harassment, compensation and benefits. Matters to be resolved under these procedures also include claims and disputes arising out of statutes such as the Fair Labor Standards Act, Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Washington Minimum Wage Act, and the Washington Law Against Discrimination. Nothing in this provision is intended to restrict Employee or NS8 from submitting any matter to an administrative agency with jurisdiction over such matter.

     (b) NS8 and Employee will make a good faith attempt to resolve any and all claims and disputes by submitting them to mediation in Seattle, Washington, before resorting to arbitration or any other dispute resolution procedure. The mediation of any claim or dispute must be conducted in accordance with the then-current JAMS procedures for the resolution of employment disputes by mediation, by a mediator who has had both training and experience as a mediator of general employment and commercial matters. If the parties to this Agreement cannot agree on a mediator, then the mediator will be selected by JAMS in accordance with JAMS' strike list method. Within thirty (30) days after the selection of the mediator, NS8 and Employee and their respective attorneys will meet with the mediator for one mediation session of at least four hours. If the claim or dispute cannot be settled during such mediation session or mutually agreed continuation of the session, either NS8 or Employee may give the mediator and the other party to the claim or dispute written notice declaring the end of the mediation process. All discussions connected with this mediation provision will be confidential and treated as compromise and settlement discussions. Nothing disclosed in such discussions, which is not independently discoverable, may be used for any purpose in any later proceeding. The mediator's fees will be paid in equal portions by NS8 and Employee, unless NS8 agrees to pay all such fees.

     (c) If any claim or dispute has not been resolved in accordance with subsection (b) of this Section, then the claim or dispute will be determined by arbitration in accordance with the then-current JAMS employment arbitration rules and procedures, except as modified herein. The arbitration will be conducted by a sole neutral arbitrator who has had both training and experience as an arbitrator of general employment and commercial matters and who is and for at least ten (10) years has been, a partner, a shareholder, or a member in a law firm. If NS8 and Employee cannot agree on an arbitrator, then the arbitrator will be selected by JAMS in accordance with Rule 13 of the JAMS employment arbitration rules and procedures. No person who has served as a mediator under the mediation provision, however, may be selected as the arbitrator for the same claim or dispute. Reasonable discovery will be permitted and the arbitrator may decide any issue as to discovery. The arbitrator may decide any issue as to whether or as to the extent to which any dispute is subject to the dispute resolution provisions referred to in this Section and the arbitrator may award any relief permitted by law. The arbitrator must base the arbitration award on the provisions of this Section and applicable law and must render the award in writing, including an explanation of the reasons for the award. Judgment upon the award may be entered by any court having jurisdiction of the matter, and the decision of the arbitrator will be final and binding. The statute of limitations applicable to the commencement of a lawsuit will apply to the commencement of an arbitration under this subsection (c). The arbitrator's fees will be paid in equal portions by NS8 and Employee.

     (d) Unless otherwise agreed, the prevailing party will be entitled to its costs and reasonable attorneys' fees incurred in the resolution of any dispute relating to the interpretation or enforcement of this Agreement

27.      Notice
         ------

Any notice required or permitted to be given in respect of this Agreement shall be validly given if in writing and either hand delivered, communicated by facsimile transmission or sent by prepaid mail to the other party to its address or fax number appearing on the first page of this Agreement, or to such other address or fax number as a party hereto may notify the other party in writing. Any notice which is hand delivered to a party or sent by facsimile transmission shall be deemed to be delivered on the date of such hand delivery or facsimile transmission and notices mailed by prepaid post shall be deemed delivered on the second business day following such posting.

28.      Severability
         ------------

If any provision of this Agreement is unenforceable or invalid for any reason whatever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such provisions shall be severable from the remainder of this Agreement.

29.      Entire Agreement
         ----------------

The provisions herein and in the Schedules hereto constitute and contain the entire employment agreement between the parties and supersedes all previous understandings, communications, representations and agreements, whether verbal or written, between the parties with respect to the subject matter hereof.


IN WITNESS WHEREOF this Agreement was duly executed by the parties hereto as of the day and year first above written.

NS8 CORPORATION                             )
                                            )
                                            )
Per: ______________________________         )
                                            )
                                            )
Per: ______________________________         )
                                            )


SIGNED, SEALED & DELIVERED                  )
BY THE EMPLOYEE in the presence of:         )
                                            )
                                            )
---------------------------------           )      -----------------------------
Signature of Witness                        )               CARL SEGAL
                                            )
---------------------------------           )
Address of Witness                          )
                                            )
---------------------------------           )
Occupation of Witness                       )



                         [FINGER PRINT GRAPHIC OMITTED]

                                  SCHEDULE "A"

         Section numbers listed below correspond to Paragraph numbers in the Employment Agreement.

Recital  B. and Paragraph 2. Engagement
---------------------------------------

>>        Description of the Employee's skills and services:

          o    (see:  Resume of Record  attached to this  Agreement  as Schedule
               "D").

>>        Employee's Position & Title:

          o    Executive Vice President, Media Distribution & Deployment

>>        Employee's Duties & Responsibilities:

To implement  and  maintain  content  aggregation  relationships  and  strategic positioning  of  NS8's  interactive  services  to  broadband  PC  providers  and
International IPTV broadcasters. Without limiting the generality of the foregoing, the Employee will be responsible for:

          o Aggregating, Managing and Maintaining domestic and international media catalogue libraries from receipt to post-production to broadcast delivery over NS8's interactive services or customer platform.
          o Managing competitive software and technological infrastructure enhancements.
          o Implementation, sale and management of domestic and international broadband PC deployments of NS8's interactive services.
          o Aggregating, Negotiating and Managing domestic and international content rights and usages with broadcast networks, distribution companies, movie studios and other sources of content.
          o Management and creative supervision of all barker programs on NS8's interactive services or mainstream television for promotions domestically and internationally.
          o Management of domestic and international NS8 interactive services content real estate, release windows, play rights and distribution enforcement.
          o Providing progress reports on an on-going regular basis to the Chief Executive Officer of the Company ("CEO"), to the President or to such other officer or director of the Company designated for that purpose, from time to time.
          o Performing such other functions and duties as might be determined by the Company's Directors or Chief Executive Officer, from time to time.
          o    Travel will be required.


Paragraph 6. Term
-----------------

>>        Commencement Date:  September 19, 2005

>>        Anticipated Performance Evaluation Date:  December 19, 2005


Department Head Signature: ___________________________

Paragraph 7. Remuneration
-------------------------

>>       Description of the Employee's Remuneration and terms of payment, etc.:

         (a) Salary: US$165,000.00 annually. This salary is subject to review in three (3) months after the Commencement Date based upon the recommendations of the CEO or the Board of Directors; any increase in salary at that time is subject to the Employee closing deals for Company in the Asia-Pacific region. Performance Objectives and Incentive Benefits are set out in Schedule "G" to this Employment Agreement.

         (b) Employee Stock Options & Commissions:

             (i) The Employee will be granted non-qualified stock options (the "NSO's") to purchase 1,500,000 shares (the "Stock Options") of the common stock of the Company (the "Common Shares") at an exercise price equal to the market price of the Common Shares as of the date of the execution of the Employment Agreement and are exercisable, subject to the vesting provisions of Schedule "G" attached to this Employment Agreement and to the Company's 2004 Stock Option Plan (the "Stock Option Plan"), over a period of five (5) years from the date of grant. This grant of Stock Options to the Employee is conditional upon the Employee having met the goals as described and attached as Schedule "G" to this Employment Agreement. If the Employee has already been granted his Stock Options plus any bonus stock option as described herein during a one year period, then the Employee will not be eligible for stock option bonuses under this compensation plan until the immediately ensuing calendar year. In addition, should the Employee meet certain additional performance goals as set out in and subject to the vesting provisions of Schedule "G" attached hereto, he may be granted up to an additional 1,000,000 performance bonus stock options (the "Performance Bonus Options") at the market price prevailing upon the date of grant and exercisable pursuant to the terms of the Stock Option Plan over a period of five (5) years from the date of grant.

             (ii) The NSO's  shall be  exercisable  at any time,  in whole or in part, during the five (5) year period commencing upon the respective date of the grant of the Stock Options.

                  (a) The NSO's shall be non-transferable, other than to an entity in which the Employee exercises 100% control, or to a trust in which all beneficial interests are held by members of the Employee's immediate family.

                   (b) The shares to be issued upon exercise of the NSO's are restricted shares, and, unless registered, will bear legends imposed by the Securities Act of 1933. So long as the Employee is employed by Company, Rule 144 will limit and control all dispositions of such shares.

                   (c) Except as may be otherwise provided for in this Agreement and the Schedules to the Agreement, all bonuses will be determined based on the employee's performance on an annual basis to be solely determined by Employee's supervising Management or Board of Directors of the Company, in it's sole absolute discretion.

Paragraph 8. Benefits
---------------------

The Employee will receive the same medical and dental benefits offered to other officer class US employees of the Company. In addition, the Employee will be provided with appropriate medical and dental benefits and travel insurance coverage for his international travel. These terms are subject to change at the discretion of management or policy provider.


Paragraph 9. Vacations
----------------------

>>       Number of weeks of vacation and holidays available to the Employee:

o Employee will be entitled during each year of employment to three (3) weeks (15 business days) paid vacation. This entitlement will commence after one year of employment- Vacation time will be calculated and provided in accordance with Company policy, as amended from time to time

o        Statutory Holidays of Washington State and USA


Paragraph 10. Expenses and Automobile
-------------------------------------

BUSINESS EXPENSES:

(a) Company will reimburse the Employee for necessary and reasonable business expenses (e.g. phones, travel, etc.) upon production of receipts and within the following parameters:

          (i)  Air Travel

          o    Economy  Class  tickets  on  domestic   flights,   upgrades  when
               reasonable; and

          o Business Class tickets on international flights if financially reasonable and available.

          (ii) Car Rental

          o    Economy   Class  car  for  Domestic   Travel  or  upgrades   when
               reasonable; and

          o    Premium Class car or driver  assisted  vehicle for  International
               Travel.

          (iii) Accommodation

          o    No greater than $300 USD for Domestic Travel; and

          o    No greater than $400 USD for International Travel.


(b) The Company will provide the Employee with up to $1,500.00 USD a month in business expense allowance for the purposes of meetings, dinners, event functions or promotions for the purposes of conducting the business of the Company. The Employee must provide the Company with valid receipts for all business expenses at the end of each month prior to being entitled to reimbursement.

CAR ALLOWANCE:

The Company agrees to provide the Employee with a car allowance of $500 USD per month. This allowance may be for the purposes of a leased vehicle, fuel and repair expenses the Employee may incur as a result of using his personal vehicle for Company business.


SPECIAL PARTICULARS & OTHER REQUIREMENTS (IF ANY)

o    Email address:  carls@ns8corp.net

o The parties acknowledge that Employee will be residing in Los Angeles, CA, accordingly, Employee understands that frequent travel to Seattle, WA and Vancouver, BC will be required, whenever necessary or at the request of the CEO or the Board of the Company.

o Employee will not have signing authority with respect to any financial transactions of the Company and will not have the authority to enter into any transaction to purchase, lease or divest real estate property, equipment or intellectual property of the Company.

o Employee will not have the authority to hire, terminate or release any executive or non-executive class personnel of the Company without the prior written approval of the Chief Executive Officer, Chief Operating Officer or Board of Directors.

o Employee will be required, at the request of the Company, to complete an officers and directors questionnaire and, provide full, true and accurate disclosure as may be necessary from time to time, and provide full disclosure regarding any potential conflicts of interest or other information that might materially affect the Company or as might otherwise be required by governing securities law or other relevant legislation.

o Employee under temporary status pending delivery and satisfaction of necessary reference checks and additional background information. Employee has limited security access privileges pending successful completion of such checks.

o Security Level (Red). - Employee has access to some sensitive level networking, design and project operations supervised and accompanied by a member of Senior Management. Employee does not have access to operations and development networking facilities (SERVCOM), BKOPS-Central, Research and Development or to any security sensitive equipment and hardware.

o Employee is prohibited from conducting electronic transmissions of Company related data or material of any kind outside the premises of the Company without prior authorization from Employee's supervisor or Senior Management.

o Employee cannot conduct or carry out project tasks relating to the Company or its business outside of office facilities or acquire copies of project or internal materials of data in any form or medium for the purposes of offsite operations, distribution, presentation or general possession without authorization from Employee's supervisor or Senior Management. Employee is introduced to projects or assignments on a project by project basis.

o Employee cannot conduct third party consultation work, carry out part-time employment or contract assignments ("Outside Engagements") similar to that of the projects or operations of the Company. Employee must disclose in writing any existing or intended Outside Engagements and attach such disclosure hereto as Schedule "E" for the purpose of allowing Company to assess any Outside Engagement and either to authorize the Outside Engagement or terminate the Employee's employment due to the nature of the Outside Engagement. Employee understands and agrees that the Company may in its sole and absolute discretion, without notice, terminate the employment of the Employee in the event Employee is in breach of this provision without payment of any severance or additional compensation.



Department Head Signature:  __________________________

                                  SCHEDULE "C"


NS8 CORPORATION (NS8)


EMPLOYEE PRIVACY POLICY 23.08.04

NS8 Corporation, its subsidiaries and affiliates (collectively the "Company" or "NS8") is committed to protecting the private information of all of its employees. This Privacy Policy covers personally identifiable information collected through the course of your application for employment and your employment by NS8. Your knowledge of and consent to how personal information is collected, used or disclosed, if ever, is therefore required. This Privacy Policy outlines what personally identifiable information is collected, how it is used, with whom it will be shared or disclosed to, if at all, and the purposes for which it is being collected. Your consent to the collection, use or disclosure of personal information as specified and requested herein or as is provided during the application for employment process or subsequently during your employment, is indicated by accepting the terms of your employment agreement with your signature.


WHAT INFORMATION DOES NS8 COLLECT AND HOW WILL IT BE USED?
When you apply to receive information regarding employment opportunities at NS8 or if you actually apply for an employment position, we ask that you provide your name, telephone and fax number, mailing address, email address, educational history, particulars of your current employment status and, if applicable, the name of the institution you are currently employed by. This information is used to facilitate correspondence with you, evaluate your application (if applicable) and for other related purposes only. Occasionally, we also aggregate information to evaluate employment related enquiries and improve our information provision services in that regard. Any personal information provided to our Company will therefore not be used or disclosed for purposes other than those outlined herein and within your employment agreement without your express consent or as required by law recognizing your right to privacy and our need to collect, use or disclose personal information in a reasonable manner.

Initially, during the pre-engagement period to assist the Company in the process of determining whether to hire a person as an employee, and once a person is engaged as an employee of the Company during the term of the employee's employment agreement, the Company must collect, use and share personal information as may be necessary and reasonable to engage, remunerate, monitor, evaluate or terminate the employee as provided for in the employment agreement. Personal information includes, but is not limited to, information regarding the employment, income, taxation, health, citizenship, criminal, marital status, and records of the employee. As part of this process, each employee is expected to allow the Company to make a copy of employee's passport and fingerprints at the commencement of employment. Accordingly, each employee and employee candidate must consent to the collection, use and sharing by the Company of all such personal information as may be necessary for such purposes by whatever means including information gathered from the employee, third-parties, monitoring or surveillance of the employee, or by other lawful means as outlined above. This might involve the gathering and analysis of such information and the use of investigative techniques, background checks and internal surveillance which will not be made available for review by the employee, employee candidate or third parties except as required by an order of a court of competent jurisdiction or pursuant to a governing statute or regulation. All personal information retained by the Company will be stored in a secure, locked area until destroyed. The Company will exercise its best efforts to ensure that the collection, use and sharing of the personal information of an employee or employee candidate will be in compliance with applicable federal and provincial legislation and consistent with this Privacy Policy and the employee's employment agreement. Personal information collected during the term of the employment agreement will be kept for up to two (2) years after the employment agreement is no longer in effect and at that time it will be destroyed or rendered un-attributable to the employee unless otherwise required by law or for so long as it may be necessary and reasonable for it to be retained in accordance with reasonable and legal standards.

THE INFORMATION WE COLLECT FROM OR IN RESPECT OF YOU MAY ALSO BE USED IN THE COURSE OF ACTIVE BUSINESS DEALINGS UNDERTAKEN WITH YOU. AT THE CONCLUSION OF THAT BUSINESS RELATIONSHIP, YOUR PERSONAL INFORMATION WILL BE RETAINED ONLY FOR THE PURPOSES OF MAINTAINING COMPANY RECORDS AS MAY BE NECESSARY IN ACCORDANCE WITH REASONABLE AND LEGAL STANDARDS.

MAY I CHOOSE WHAT INFORMATION I DISCLOSE?
We need certain personal information for employment purposes and to consider you as an applicant for employment as described above. Therefore, all information requested from you must be provided to us so that we can qualify your expressed interest in our Company. The collection of personal information is limited to that which is necessary for the purposes identified in this Privacy Policy or in any other privacy policy that may be adopted by NS8 hereafter and posted to our website or otherwise communicated to you. Information will at all times be collected by fair and lawful means.

WHAT IF I NEED TO REVIEW OR CHANGE THE PERSONAL INFORMATION I PREVIOUSLY DISCLOSED?
NS8 endeavors to ensure that all personal information provided to us is as accurate, complete and up-to-date as necessary for the purposes outlined herein. We therefore encourage employee candidates and employees to update or provide edited personal information to keep our records current and correct. You can correct or update personal information by contacting Human Resources to provide current information.

WHAT KIND OF SECURITY IS USED TO PROTECT MY INFORMATION?
We store all user information in secure databases protected by a variety of access controls. All personal information is protected by security safeguards appropriate to the sensitivity of the information. This data is accessed only for the purposes specified in this Privacy Policy.

FOR HOW LONG WILL MY PERSONAL INFORMATION BE USED?
Personal information will be retained until a period of five (5) years has elapsed from the date of expiration of the Employee's employment by the Company.

WHO HAS ACCESS TO MY INFORMATION?
We do not share personally identifiable data with other companies apart from companies acting as our agents to provide services you might request and who agree to use it only for that stated purpose (such as health insurance or other employee benefits) or for the other employment related purposes stated above except as is necessary to fulfill a transaction request or unless you authorize us to do so. NS8 may also share personal information in response to legal processes such as a court order or subpoena. If NS8, its subsidiaries, affiliates or divisions were ever sold or merged with another entity, personally identifiable data residing within each entity would be transferred to the other entity but always subject to this Privacy Policy statement (as may be amended from time to time) and subject to the condition that the other entity agrees to use it only for the purposes set out in this policy.


Last Modified - 08/25/2004
--------------------------------------------------------------------------------

                                  SCHEDULE "G"

This Schedule "G" forms an integral part of the U.S Employment Agreement entered into by NS8 Corporation and the Employee.

Stock Options
-------------

Upon the of the execution of the Employment Agreement by both parties, the Employee will be granted non-qualified stock options (the "NSO's") to purchase 1,500,000 shares (the "Stock Options") of the common stock of the Company (the "Common Shares") at an exercise price equal to the market price of the Common Shares as of the date of the execution the Employment Agreement and are exercisable, subject to the vesting provisions of this Schedule "G" to this Employment Agreement and to the Company's 2004 Stock Option Plan (the "Stock Option Plan"), over a period of five (5) years from the date of grant. Except as described below with respect to the "Signing Bonus Options", this grant of the Stock Options to the Employee is conditional upon the Employee having met the goals as described below. If the Employee has already been granted his stock options plus any bonus stock option as described herein during a one year period, then the Employee will not be eligible for stock option bonuses under this compensation plan until the immediately ensuing year.

Signing Bonus Options
---------------------

Of the 1,500,000 Stock Options referred to above, 500,000 Stock Options will vest immediately and will be considered a "signing bonus" (the "Signing Bonus Options"). Should the Employee cease to be employed by the Employer for any reason during the first twelve (12) months of employment from the date of the signing the Employment Agreement, the Signing Bonus Options will expire upon the date that is thirty (30) days from the date that the Employee ceases to be an employee of the Company, unless the Employee is terminated for cause, in which case the Signing Bonus Options will expire upon the date of termination.

Employment Performance Options and Bonus Performance Options
------------------------------------------------------------

This grant of the Stock Options to the Employee is conditional upon the Employee having achieved the following goals. On each anniversary date of the Commencement Date (or thereabouts), the Chief Executive Officer or the Board of Directors will review the goals established for the Employee and new performance objectives will be established, if deemed necessary:


EMPLOYEE'S PERFORMANCE                          GRANT OF TOTAL            BONUS STOCK             COMMISSION
         bona-fide content provider             Performance               contracts for more

                                                (Signing Bonus                                    INCREASE IN
                                                Options and                                       SALARY
                                                Employment
                                                Performance
                                                Options)
--------------------------------------------    -----------------------   ---------------------   --------------------
  I. Upon Execution of Employment Agreement:

A)       Signing of Definitive                  500,000 Signing           NIL                     NIL
         Employment Agreement                   Bonus Options
--------------------------------------------    -----------------------   ---------------------   --------------------

  II. Within the first 6 months of employment:

B)       Complete 2 PC Movie                    250,000                   NIL                     7.5% of total
         (NS8 Interactive) platform             Employment                                        contract value
         deployments, domestic or               Performance                                       paid over
         international;                         Options                                           the term
                                                                                                  of the contracts
--------------------------------------------    -----------------------   ---------------------   --------------------
C)       Complete 2 content                     250,000                   250,000 Bonus           NIL
         distribution deals with a              Employment                Stock Options If
         bona-fide content provider             Performance               contracts for more
         (i.e. Discovery Channel) or            Options                   than 5 bona-fide
         major Hollywood studio                                           content provider
         (i.e. Sony, Paramount etc.)                                      relationships and
         having a total library size of                                   over 250 premium
         not less than 100 premium                                        content titles are
         content titles for internet                                      completed.
         PC distribution; and
--------------------------------------------    -----------------------   ---------------------   --------------------
D)       Complete establishment of              50,000                    NIL                     NIL
         proper management                      Employment
         process for distribution               Performance
         handling and  post-                    Options
         production
--------------------------------------------    -----------------------   ---------------------   --------------------

  III. Within the first 12 months of employment:

         Complete 3 additional PC Movie         250,000                   125,000 if greater      7.5% of total
         (NS8 Interactive platform)             Employment                than 3 platform         contract value
         deployments.                           Performance               deployments             paid over the
                                                Options                   completed over a        term of the
                                                                          12 month period.        contracts
--------------------------------------------    -----------------------   ---------------------   --------------------
         Complete a minimum of 3                200,000                   125,000 if greater      7.5% of total
         (domestic or foreign) IPTV             Employment                than 3 IPTV             contract value
         consulting contracts that allow        Performance               consulting              paid over the
         NS8 to provide its NS8                 Options                   deployments             term of the
         Interactive technologies or                                      completed over a        contracts
         similar technologies (i.e. Amino)                                12 month period.
         to carrier providers desiring to
         provide IPTV or PC-Movie
         platforms to their consumers
--------------------------------------------    -----------------------   ---------------------   --------------------
         Contribute a minimum of                NIL                       500,000 if all          NIL
         $1,000,000 USD in revenue                                        objectives are met
         contracts to the Company by a                                    and the total
         combination of the above means or                                realizable revenue
         by other opportunities that are                                  over a 12 month
         in the best commercial interest                                  period exceeds
         of the Company.                                                  $1.0mm.
-----------------------------------------       -----------------------   ---------------------   --------------------

TOTAL                                           1,500,000 Options         1,000,000 Options
-----------------------------------------       -----------------------   ---------------------   --------------------
Notes:  All amounts expressed in this Schedule are in U.S. dollars.



AGREED AND ACCEPTED TO:

                         /s/ Carl Segal
                         ------------------
                         Carl Segal

                         ---------------------------------
                         Title  of  Employee

                         ---------------------------------
                         Social  Insurance  Number  of  Employee

AGREED AND ACCEPTED TO:
------------------------------------------      --------------------------------
Authorized  Signatory  -  Human  Resources      Authorized Signatory
                                                - Officer  Director